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                                                                     EXHIBIT 3.2

                         AMENDED AND RESTATED BY-LAWS

                                      OF

                             INNNOTRAC CORPORATION


                                   ARTICLE I

                                    OFFICES
                                    -------

          Section 1.   Registered Office.  The registered office shall be in the
                       -----------------
State of Georgia, County of Gwinnett.

          Section 2.   Other Offices.  The corporation may also have offices at
                       -------------
such other places both inside and outside the State of Georgia as the board of directors may from time to time determine and the business of the corporation may require or make desirable.


                                  ARTICLE II

                             SHAREHOLDERS MEETINGS
                             ---------------------

          Section 1.   Annual Meetings.  The annual meeting of the shareholders
                       ---------------
of the corporation shall be held at the principal office of the corporation or at such other place inside or outside the United States as may be determined by the board of directors, on such date and at such time as may be determined by the board of directors, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

          Section 2.   Special Meetings.  Special meetings of the shareholders
                       ----------------
shall be held at the principal office of the corporation or at such other place inside or outside the United States as may be designated in the notice of said meetings, upon call of the chairman of the board of directors or the president and shall be called by the president or the secretary when so directed by the board of directors or at the request in writing of shareholders owning at least 25% of the issued and outstanding capital stock of the corporation entitled to vote thereat. Any such request shall state the purposes for which the meeting is to be called.

          Section 3.   Notice of Meetings.  Written notice of every meeting of
                       ------------------
shareholders, stating the place, date and hour of the meetings, shall be given in a manner
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permitted by applicable law to each shareholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. Attendance of a shareholder at a meeting of shareholders shall constitute a waiver of notice of such meeting and of all objections to the place or time of meeting, or the manner in which it has been called or convened, except when a shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection to the transaction of any business. Notice need not be given to any shareholder who signs a waiver of notice, in person or by proxy, either before or after the meeting.

          Section 4.   Quorum.  At all meetings of shareholders, any Voting
                       ------
Group (as defined below) entitled to vote on a matter may take action on the matter only if a quorum of that Voting Group exists at the meeting, and if a quorum exists, the Voting Group may take action on the matter notwithstanding the absence of a quorum of any other Voting Group that may be entitled to vote separately on the matter. Unless the articles of incorporation, these by-laws or the Code provides otherwise, the presence (in person or by proxy) of shares representing a majority of votes entitled to be cast on a matter by a Voting Group shall constitute a quorum of the Voting Group with regard to that matter. Once a share is present at any meeting other than solely to object to holding the meeting or transacting business at the meeting, the share shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournments of that meeting, unless a new record date for the adjourned meeting is or must be set pursuant to Article V, Section 4 of these by-laws. If a quorum is not present at any meeting of the shareholders, the holders of a majority of the shares present (in person or represented by proxy) and entitled to vote thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

          Section 5.   Voting. Unless otherwise provided by law, the articles of
                       ------
incorporation, or board resolutions setting forth the preferences and other rights, restrictions or limitations of any class or series of preferred stock, each outstanding share, regardless of class or series, shall be entitled to one vote on each matter voted on at a shareholders meeting, and each class or series of the corporation's shares entitled to vote generally on a matter shall for that purpose be considered a single voting group (a "Voting Group"). Unless the articles of incorporation, these by-laws, a resolution of the board of directors or applicable law require a different vote, action on a matter presented for consideration at a meeting where a quorum is present, shall be approved as follows: (a) directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present; and (b) all other matters shall be approved if the votes cast within the applicable Voting Group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, a provision of these by-laws that has been adopted pursuant to Section 14-2-1021 of the Code (or any successor provision), or applicable law requires a greater number of affirmative votes. If either the articles of incorporation or the Code requires separate voting by

                                       2
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two or more Voting Groups on a matter, action on that matter is taken only when voted upon by each such Voting Group separately.

          A shareholder may vote his shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form. An appointment of a proxy is valid for eleven months unless a shorter or longer period is expressly provided in the appointment form.

          Section 6.   Consent of Shareholders.  Any action required or
                       -----------------------
permitted to be taken at any meeting of the shareholders may be taken without a meeting if all of the shareholders consent thereto in writing, setting forth the action so taken. Such consent shall have the same force and effect as a unanimous vote of shareholders.

          Section 7.   List of Shareholders; Inspection of Records.  (a) The
                       -------------------------------------------
corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving their names and addresses and the number, class and series, if any, of the shares held by each.

                  (b) Shareholders are entitled to inspect the corporate records as and to the extent provided by the Code; provided, however, that only shareholders owning more than two percent (2%) of the outstanding shares of any class of the corporation's stock shall be entitled to inspect (1) the minutes from any board, board committee or shareholders meeting (including any records of action taken thereby without a meeting); (2) the accounting records of the corporation; or (3) any record of the shareholders.


                                  ARTICLE III

                                   DIRECTORS
                                   ---------

          Section 1.   Powers.  Except as otherwise provided by any legal
                       ------
agreement among shareholders, the property, affairs and business of the corporation shall be managed and directed by its board of directors, which may exercise all powers of the corporation and do all lawful acts and things which are not by law, by any legal agreement among shareholders, by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

          Section 2.   Number, Election, and Term.  The board of directors shall
                       --------------------------
consist of the number and shall be elected in the manner and serve the term as set forth in the Amended and Restated Articles of Incorporation. Except as provided in this Article with respect to filling vacancies on the board, the directors shall be elected by the shareholders as provided in Article II, and each director elected shall hold office until his successor is elected

                                       3
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and qualified or until his earlier resignation, removal from office, or death.
Directors shall be natural persons who have attained the age of 21 years, but need not be residents of the State of Georgia or shareholders of the corporation. The board, from time to time, may designate persons to act as advisory directors.

          Section 3.   Nominations.  (a)  If any shareholder intends to nominate
                       -----------
or cause to be nominated any candidate for election to the board of directors (other than any candidate to be sponsored by and proposed at the instance of the management), such shareholder shall notify the president by first class registered mail sent not less than 14 nor more than 50 days before the scheduled meeting of the shareholders at which directors will be elected. However, if less than 21 days notice of the meeting is given to shareholders, such nomination shall be delivered or mailed to the president not later than the close of the seventh day following the date on which the notice of the shareholders' meeting was mailed. Such notification shall contain the following information with respect to each nominee, to the extent known to the shareholder giving such notification:

          (1) Name, address and principal present occupation;

          (2) To the knowledge of the shareholder who proposed to make such nomination, the total number of shares that may be voted for such proposed nominee;

          (3) The names and address of the shareholders who propose to make such nomination, and the number of shares of the corporation owned by each of such shareholders; and

          (4) The following additional information with respect to each nominee: age, past employment, education, beneficial ownership of shares in the corporation, past and present financial standing, criminal history (including any convictions, indictments or settlements thereof), involvement in any past or pending litigation or administrative proceedings (including threatened involvement), relationship to and agreements (whether or not in writing) with the shareholder(s) (and their relatives, subsidiaries and affiliates) intending to make such nomination, past and present relationships or dealings with the corporation or any of its subsidiaries, affiliates, directors, officers or agents, plans or ideas for managing the affairs of the corporation (including, without limitation, any termination of employees, any sales of corporate assets, any proposed merger, business combination or recapitalization involving the corporation, and any proposed dissolution or liquidation of the corporation), and all additional information relating to such person that would be required to be disclosed, or otherwise required, pursuant to Sections 13 or 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the

                                       4
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              "Exchange Act"), in connection with any acquisition of shares by such nominee or in connection with the solicitation of proxies by such nominee for his election as a director, regardless of the applicability of such provisions of the Exchange Act.

          (b) Any nominations not in accordance with the provisions of this Section may be disregarded by the chairman of the meeting, and upon instruction by the chairman, votes cast for each such nominee shall be disregarded. In the event, however, that a person should be nominated by more than one shareholder, and if one such nomination complies with the provisions of this Section, such nomination shall be honored, and all shares voted for such nominee shall be counted.

          Section 4.   Vacancies.  (a) Subject to subsections 4(b), vacancies,
                       ---------
including vacancies resulting from any increase in the number of directors and vacancies resulting from removal from office by the shareholders, may be filled only by the board of directors or by a majority of the directors then in office (if the directors remaining in office constitute less than a quorum), and a director so chosen shall hold office until the expiration of the term and until his successor is duly elected and qualified, unless sooner displaced; provided, however, that if there are no directors in office, then vacancies shall be filled through election by the shareholders.

          (b) If any vacant office described in subsection 4(a) was held by a director elected by a particular Voting Group, only the remaining directors elected by that Voting Group shall be entitled to fill the vacancy; provided, however, that if the vacant office was held by a director elected by a particular Voting Group and there is no remaining director elected by that
                        ---
Voting Group, the other remaining directors or director (elected by another Voting Group or Groups) may fill the vacancy.

          Section 5.   Meetings and Notice.  The board of directors of the
                       -------------------
corporation may hold meetings, both regular and special, either inside or outside the State of Georgia. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by resolution of the board. Special meetings of the board may be called by the chairman of the board or president or by any two directors upon one days notice given in a manner permitted by law. Such notice shall state a reasonable time, date and place of meeting, but the purpose need not be stated therein. A director may waive any notice required by the Code, the articles of incorporation, or these by-laws before or after the date and time of the matter to which the notice related, by a written waiver signed by the director and delivered to the corporation for inclusion in the minutes or filing with the corporate records. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of all objections to the place and time of the meeting, or the manner in which it has been called or convened except when the director states, at the beginning of the meeting, any such objection or objections to the transaction of business.

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          Section 6.   Quorum.  At all meetings of the board of directors, a
                       ------
majority of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board, except as may be otherwise specifically provided by law, by the articles of incorporation, or by these by-laws. If a quorum shall not be present at any meeting of the board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 7.   Conference Telephone Meeting.  Unless the articles of
                       ----------------------------
incorporation or these by-laws otherwise provide, members of the board of directors, or any committee designated by the board, may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in the meeting shall constitute presence in person.

          Section 8.   Consent of Directors.  Unless otherwise restricted by the
                       --------------------
articles of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, setting forth the action so taken, and the writing or writings are filed with the minutes of the proceedings of the board or committee. Such consent shall have the same force and effect as a unanimous vote of the board.

          Section 9.   Committees.  The board of directors may, by resolution
                       ----------
passed by a majority of the whole board, designate from among its members one or more committees, each committee to consist of two or more directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of such committee. Any such committee, to the extent provided in the resolution, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation except as limited by law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. A majority of each committee may determine its action and may fix the time and places of its meetings, unless otherwise provided by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

          Section 10.  Removal of Directors.  At any shareholders' meeting with
                       --------------------
respect to which notice of such purpose has been given, any director may be removed from office, only for cause, by the vote of shareholders representing a majority of the issued and outstanding capital stock entitled to vote for the election of directors, provided that a director elected by a Voting Group may only be removed for cause by the vote of shareholders representing a majority of the issued and outstanding capital stock of the Voting Group that elected the particular director, and his successor may be elected at the same or any subsequent meeting of shareholders; provided that to the extent any vacancy created by such

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removal is not filled by such an election within 60 days after such removal, the remaining directors shall, by majority vote, fill any such vacancy.

          Section 11.  Compensation of Directors.  Directors shall be entitled
                       -------------------------
to such reasonable compensation for their services as directors or members of any committee of the board as shall be fixed from time to time by resolution adopted by the board, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending any meeting of the board or any such committee.


                                  ARTICLE IV

                                   OFFICERS
                                   --------

          Section 1.   Number.  The officers of the corporation shall be chosen
                       ------
by the board of directors and shall be a president and a treasurer. The board of directors may also choose a chairman of the board, one or more vice-presidents, a secretary, assistant secretaries and assistant treasurers. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

          Section 2.   Compensation.  The salaries of all officers and agents of
                       ------------
the corporation shall be fixed by the board of directors or a committee or officer appointed by the board.

          Section 3.   Term of Office.  Unless otherwise provided by resolution
                       --------------
of the board of directors, the principal officers shall be chosen annually by the board at the first meeting of the board following the annual meeting of shareholders of the corporation, or as soon thereafter as is conveniently possible. Subordinate officers may be elected from time to time. Each officer shall serve until his successor shall have been chosen and qualified, or until his death, resignation or removal.

          Section 4.   Removal.  Any officer may be removed from office at any
                       -------
time, with or without cause, by the board of directors whenever in its judgment the best interest of the corporation will be served thereby, or if appointed at the authorization of the board of directors, by a senior officer at any time, with or without cause, whenever in the officer's judgment the best interest of the corporation will be served thereby.

          Section 5.   Vacancies.  Any vacancy in an office resulting from any
                       ---------
cause may be filled by the board of directors.

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          Section 6.   Powers and Duties.  Except as hereinafter provided, the
                       -----------------
     officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the board of directors.

                  (a)  Chairman of the Board.  The chairman of the board (if
                       ---------------------
     there be one) shall preside at and serve as chairman of meetings of the stockholders and of the board of directors. The chairman of the board shall perform other duties and have other authority as may from time to time be delegated by the board of directors.

                  (b)  Chief Executive Officer.  The chief executive officer
                       -----------------------
     shall be charged with the general and active management of the corporation, shall see that all orders and resolutions of the board of directors are carried into effect, shall have the authority to select and appoint employees and agents of the corporation, and shall, in the absence or disability of the chairman of the board, perform the duties and exercise the powers of the chairman of the board. The chief executive officer shall also be responsible for the development, establishment, and implementation of the policy and strategic initiatives for the corporation. The chief executive officer shall perform any other duties and have any other authority as may be delegated from time to time by the board of directors, and shall be subject to the limitations fixed from time to time by the board of directors.

                  (c)  President.  If there shall be no separate chief executive
                       ---------
     officer of the corporation, then the president shall be the chief executive officer of the corporation, with the duties and authority provided in
     Section 6 (b). The president shall otherwise be the chief operating officer of the corporation and shall, consistent with the authority otherwise conferred upon the chief executive officer in Section 6 (b), have responsibility for the conduct and general supervision of the business operations of the corporation, including without limitation responsibility for the direction, supervision, and coordination of the activities of all operating subsidiaries and other business units of the corporation. The president shall perform such other duties and have such other authority as may from time to time be delegated by the board of directors. In the absence or disability of the chief executive officer, the president shall perform the duties and exercise the powers of the chief executive officer.

                  (d)  Vice President.  The vice president (if there be one)
                       --------------
     shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, whether the duties and powers are specified in these by-laws or otherwise. If the corporation has more than one vice president, the one designated by the board of directors shall act in the event of the absence or disability of the president. Vice presidents shall perform any other duties and have any other authority as from time to time may be delegated by the board of directors, the chief executive officer, or the president.

                  (e)  Secretary.  The secretary shall attend all meetings of
                       ---------
     the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

                  (f)  Assistant Secretary.  The assistant secretary or if
                       -------------------
     there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                  (g)  Treasurer.  The treasurer shall have the custody of the
                       ---------
     corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under this control belonging to the corporation.

                  (h)  Assistant Treasurer.  The assistant treasurer, or if
                       -------------------
     there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

          Section 7.   Signatures.  The signature of any officer, employee or
                       ----------
agent upon any document of the corporation may be made by facsimile or machine signature under such limitations and circumstances as the board of directors or any appropriate committee of the board of directors may provide from time to time.

          Section 8.   Voting Securities of Corporation.  Unless otherwise
                       --------------------------------
ordered by the board of directors, the chairman shall have full power and authority on behalf of the corporation to attend and to act and vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the corporation might have possessed and exercised if it had been present. The board of directors by resolution from time to time may confer like powers upon any other person or persons.

                                   ARTICLE V

                                  CERTIFICATE
                                  -----------

          Section 1.   Form of Certificate.  Every holder of fully-paid stock in
                       -------------------
the corporation shall be entitled to have a certificate in such form as the board of directors may from time to time prescribe.

          Section 2.   Lost Certificates.  The board of directors may direct
                       -----------------
that a new certificate be issued in place of any certificate theretofore issued by the corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 3.   Transfers.  (a) Transfers of shares of the capital stock
                       ---------
of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his duly authorized attorney, or with a transfer clerk or transfer agent appointed as provided in Section 5 of this Article, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.

          (b) The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

          (c) Shares of capital stock may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by separate written power of attorney to sell, assign and transfer the same, signed by the record holder thereof, or by his duly authorized attorney-in-fact, but no transfer shall affect the right of the corporation to pay any dividend upon the stock to the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the corporation as herein provided.

          (d) The board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these by-laws or the articles of incorporation, concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

          Section 4.   Record Date.  In order that the corporation may determine
                       -----------
the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 70 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders, the record date shall be at the close of business on the day next preceding the day on which the notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If no record date is fixed for other purposes, the record date shall be at the close of business on the day next preceding the day on which the board of directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board of directors shall fix a new record date for the adjourned meeting.

          Section 5.   Transfer Agent and Registrar.  The board of directors
                       ----------------------------
may appoint one or more transfer agents or one or more transfer clerks and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

                                  ARTICLE VI

                              GENERAL PROVISIONS
                              ------------------

          Section 1.   Distributions. Distributions upon the capital stock of
                       -------------
the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meetings, pursuant to law. Distributions may be paid in cash, in property, or in shares of the corporation's capital stock, subject to the provisions of the articles of incorporation. Before payment of any distribution, there may be set aside out of any funds of the corporation available for distributions such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

          Section 2.   Fiscal Year.  The fiscal year of the corporation shall be
                       -----------
fixed by resolution of the board of directors.

          Section 3.   Seal.  The corporate seal shall have inscribed thereon
                       ----
the name of the corporation, the year of its organization and the words "Corporate Seal" and "Georgia". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. In the event it is inconvenient to use such a seal at any time, the signature of the corporation followed by the word "Seal" enclosed in parentheses shall be deemed the seal of the corporation.


                                  ARTICLE VII

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS
                   -----------------------------------------

          Section 1.   Indemnification of Directors and Officers.
                       -----------------------------------------
corporation shall indemnify and hold harmless any person (an "Indemnified Person") who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action or suit by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, against expenses (including, but not limited to, attorneys' fees and disbursements, court costs and expert witness fees), and against any judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, in any case, that no indemnification shall be made in respect of expenses, judgments, fines and amounts paid in settlement attributable to circumstances as to which, under applicable provisions of the Code as in effect from time to time, such indemnification may not be authorized by action of the board of directors, the shareholders or otherwise.

          Section 2.   Indemnification of Directors and Officers for Derivative
                       --------------------------------------------------------
Actions.  The corporation shall indemnify and hold harmless any Indemnified
-------
Person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by or in the right of the corporation, by reason of the fact that he is or was a director or officer of the corporation, against expenses (including, but not limited to, attorneys' fees and disbursements, court costs and expert witness fees) actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made pursuant to this Section for any claim, issue or matter as to which an Indemnified Person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          Section 3.   Indemnification of Employees and Agents.  The board of
                       ---------------------------------------
directors shall have the power to cause the corporation to provide to any person who is or was an employee or agent of the corporation all or any part of the right to indemnification and other rights of the type provided under Sections 1, 2, 6 and 12 of this Article (subject to the conditions, limitations, obligations and other provisions specified herein), upon a resolution to that effect identifying such employee or agent (by position or name) and specifying the particular rights provided, which may be different for each employee or agent identified. Each employee or agent of the corporation so identified shall be an "Indemnified Person" for purposes of the provisions of this Article.

          Section 4.   Subsidiaries and Other Organizations.  The board of
                       ------------------------------------
directors shall have the power to cause the corporation to provide to any person who is or was a director, officer, employee or agent of the corporation or who also is or was a director, officer, trustee, partner, employee or agent of a Subsidiary (as defined below), or is or was serving at the corporation's request in such a position with any other organization, all or any part of the right to indemnification and other rights of the type provided under Sections 1, 2, 6 and 12 of this Article (subject to the conditions, limitations, obligations and other provisions specified herein), with respect to service by such person in such position with a Subsidiary or other organization, upon a resolution identifying such person, the Subsidiary or other organization involved (by name or other classification), and the particular rights provided, which may be different for each person so identified. Each person so identified shall be an "Indemnified Person" for purposes of the provisions of this Article. As used in this Article, "Subsidiary" shall mean (i) another corporation, joint venture, trust, partnership or unincorporated business association more than 20% of the voting capital stock or other voting equity interest of which was, at or after the time of the circumstances giving rise to such action, suit or proceeding, owned, directly or indirectly, by the corporation; or (ii) a nonprofit corporation that receives its principal financial support from the corporation or its Subsidiaries.

          Section 5.   Determination.  Notwithstanding any judgment, order,
                       -------------
settlement, conviction or plea in any action, suit or proceeding of the kind referred to in Sections 1 and 2 of this Article, an Indemnified Person shall be entitled to indemnification as provided in such Sections 1 and 2 if a determination that such Indemnified Person is entitled to such indemnification shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who are not at the time parties to the proceeding; or
(ii) if a quorum cannot be obtained under (i) above, by majority vote of a committee duly designated by the board of directors (in which designation interested directors may participate), consisting solely of two or more directors who are not at the time parties to the proceeding; or (iii) in a written opinion by special legal counsel selected as required by Section 14-2-855(b)(3) of the Code or any successor provision. To the extent that an Indemnified Person has been successful on the merits or otherwise in defense of any action, suit or proceeding of the kind referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          Section 6.   Advances.  Expenses (including, but not limited to,
                       --------
attorneys' fees and disbursements, court costs, and expert witness fees) incurred by an Indemnified Person in defending any action, suit or proceeding of the kind described in Sections 1 and 2 hereof (or in Section 4 hereof if applicable to such Indemnified Person) shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding as set forth herein. The corporation shall promptly pay the amount of such expenses to the Indemnified Person, but in no event later than ten days following the Indemnified Person's delivery to the corporation of a written request for an advance pursuant to this Section, together with a reasonable accounting of such expenses; provided, however, that the Indemnified Person shall furnish the corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in the Code and a written undertaking and agreement, executed personally or on his behalf, to repay to the corporation any advances made pursuant to this Section if it shall be ultimately determined that the Indemnified Person is not entitled to be indemnified by the corporation for such amounts. The corporation shall make the advances contemplated by this Section regardless of the Indemnified Person's financial ability to make repayment. Any advances and undertakings to repay pursuant to this Section shall be unsecured and interest-free.

          Section 7.   Non-Exclusivity.  Subject to any applicable limitation
                       ---------------
imposed by the Code or the Articles of Incorporation, the indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any by-law, resolution or agreement specifically or in general terms approved or ratified by the affirmative vote of holders of a majority of the shares entitled to be cast thereon.

          Section 8.   Insurance.  The corporation shall have the power to
                       ---------
purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving as a director, officer, trustee, general partner, employee or agent of a Subsidiary or, at the request of the corporation, of any other organization, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

          Section 9.   Notice.  If any expenses or other amounts are paid by
                       ------
way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such payment, and in any event within 15 months from the date of such payment, send by first class mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amount paid and the nature and status at the time of such payment of the litigation or threatened litigation.

          Section 10.  Security.  The corporation may designate certain of its
                       --------
assets as collateral, provide self-insurance or otherwise secure its obligations under this Article, or under any indemnification agreement or plan of indemnification adopted and entered into in accordance with the provisions of this Article, as the board of directors deems appropriate.

          Section 11.  Amendment.  Any amendment to this Article that limits or
                       ---------
otherwise adversely affects the right of indemnification, advancement of expenses, or other rights of any Indemnified Person hereunder shall, as to such Indemnified Person, apply only to claims, actions, suits or proceedings based on actions, events or omissions (collectively, "Post Amendment Events") occurring after such amendment and after delivery of notice of such amendment to the Indemnified Person so affected. Any Indemnified Person shall, as to any claim, action, suit or proceeding based on actions, events or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses and other rights under this Article to the same extent as if such provisions had continued as part of the by-laws of the corporation without such amendment. This Section cannot be altered, amended or repealed in a manner effective as to any Indemnified Person (except as to Post Amendment Events) without the prior written consent of such Indemnified Person.

          Section 12.  Agreements.  In addition to the rights provided in this
                       ----------
Article, the corporation shall have the power, upon authorization by the board of directors, to enter into an agreement or agreements providing to any person who is or was a director, officer, employee or agent of the corporation indemnification rights substantially similar to, or greater than, those provided in this Article.

          Section 13.  Continuing Benefits.  The indemnification and
                       -------------------
advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 14.  Successors.  For purposes of this Article, the terms
                       ----------
"the corporation" or "this corporation" shall include any corporation, joint venture, trust, partnership or unincorporated business association that is the successor to all or substantially all of the business or assets of this corporation, as a result of merger, consolidation, sale, liquidation or otherwise, and any such successor shall be liable to the persons indemnified under this Article on the same terms and conditions and to the same extent as this corporation.

          Section 15.  Severability.  Each of the sections of this Article,
                       ------------
and each of the clauses set forth herein, shall be deemed separate and independent, and should any part of any such section or clause be declared invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall in no way render invalid or unenforceable any other part thereof or any other separate section or clause of this Article that is not declared invalid or unenforceable.

          Section 16.  Additional Indemnification.  In addition to the specific
                       --------------------------
indemnification rights set forth herein, the corporation shall indemnify each of its directors and officers to the full extent permitted by action of the board of directors without shareholder approval under the Code or other laws of the State of Georgia as in effect from time to time.



                                 ARTICLE VIII

                                  AMENDMENTS
                                  ----------

         The board of directors shall have power to alter, amend or repeal the by-laws or adopt new by-laws by majority vote of all of the directors, but any by-laws adopted by the board of directors may be altered, amended or repealed and new by-laws adopted, by the shareholders by majority vote of all of the shares having voting power.